Exhibit 99.1

FOR IMMEDIATE RELEASE	18444 Highland Road Baton Rouge, Louisiana 70809

Edgen Group Reports Second Quarter 2012 Results

●	Second quarter 2012 sales of $496.5 million and Adjusted EBITDA of $34.1 million

●	YTD sales of $1.0 billion and Adjusted EBITDA of $70.5 million

BATON ROUGE, LOUISIANA –– August 2, 2012, Edgen Group Inc. (NYSE: EDG) a leading global distributor of specialized products including steel pipe, valves, plate, and related components to the energy sector and industrial markets, today reported its financial results for the three and six months ended June 30, 2012.

Edgen Group sales for the second quarter 2012 increased 20% to $496.5 million from $415.1 million in the second quarter 2011.   Edgen Group sales for the first six months of 2012 increased 35% to $1.0 billion from $742.1 million for the first six months of 2011.

Sales from the Company’s Energy & Infrastructure (“E&I”) segment, operating under the brand name Edgen Murray, increased $32.8 million, or 15%, to $255.4 million for the second quarter 2012 and increased $124.9 million, or 31%, to $533.0 million for the first six months of 2012 compared to the same periods in 2011.  E&I segment backlog increased to $405 million at June 30, 2012 compared to $356 million at March 31, 2012, and $353 million at December 31, 2011.

Sales at the Company’s Oil Country Tubular Goods (“OCTG”) segment, operating under the brand name Bourland & Leverich increased $48.5 million, or 25%, to $241.1 million for the second quarter 2012 and increased by $135.2 million, or 40%, to $469.3 million for the first six months of 2012 compared to the same periods in 2011.

Gross profit for the second quarter 2012 increased $3.5 million, a 6% increase, compared to the second quarter 2011.  Gross profit for the first six months of 2012 increased $19.6 million, a 20% increase, compared to the first six months of 2011. Gross margins were 11.8% and 11.7% in the second quarter 2012 and the first six months of 2012, respectively, which is an improvement from 11.5% in the first quarter 2012.  Gross margins were 13.3% and 13.1% in the second quarter 2011 and the first six months of 2011, respectively.

Gross margins for the E&I segment were 13.7% and 13.6% for the second quarter 2012 and first six months of 2012, respectively, compared to 13.5% in the first quarter 2012.  Gross margins also improved for the OCTG segment at 9.8% and 9.5% for the second quarter 2012 and first six months of 2012, respectively, compared to 9.2% in the first quarter 2012.

Selling, general and administrative (“SG&A”) expenses were 5.7% and 5.1% of total sales for the second quarter 2012 and for the first six months of 2012, respectively, compared to 5.3% and 5.6% of total sales for the same periods in 2011, respectively.  SG&A expense for the second quarter 2012 was increased by a non-cash charge of $3.0 million related to equity-based compensation expense associated with the acceleration of certain equity-based awards. Exclusive of the $3.0 million charge, SG&A expenses were 5.1% and 4.8% of total sales for the second quarter 2012 and first six months of 2012, respectively, and reflect improved operating leverage on higher sales.

Net loss for the second quarter 2012 was $(13.8 million) compared to net income of $1.0 million in the second quarter 2011.   Excluding the $15.1 million (net of tax of $1.9 million) loss on prepayment of debt related to the Company's initial public offering and the $3.0 million (net of tax of $0 million) non-cash equity based compensation charge discussed above, net income for the second quarter of 2012 would have been $4.3 million.  Loss per diluted share was $(0.35) in the second quarter 2012 and reflects Edgen Group's allocable net loss which includes the impact of the charges discussed above, and the weighted average number of outstanding dilutive shares since the initial public offering on May 2, 2012.

Net loss for the first six months of 2012 was $(9.7 million) compared to a net loss of $(6.4 million) for the first six months of 2011.  Excluding the impact of the debt prepayment and equity-based compensation charges previously discussed, net income for the six months ended June 30, 2012 would have been $8.4 million.

Adjusted EBITDA (as defined and calculated in the attached table), a non-GAAP financial measure used by Edgen Group and its lenders to evaluate the performance of the business, was $34.1 million for the second quarter 2012 compared to $34.3 million for the second quarter 2011.  Adjusted EBITDA increased $11.9 million, or 20%, to $70.5 million for the first six months of 2012 compared to $58.6 million for the first six months of 2011.  As of June 30, 2012, the Company’s trailing twelve month Adjusted EBITDA was $136.5 million.

Dan O’Leary, the Company’s Chairman and Chief Executive Officer stated, “We are extremely pleased with the sales growth in 2012 in both our E&I and OCTG segments.  Within our E&I segment, we captured higher sales volumes in the U.S. Midstream energy market and saw increased sales in the Asia/Pacific region.  Project activity slowed in Europe, but our MRO sales in that region remain steady.” Mr. O’Leary continued, “Our OCTG segment sales were positively impacted by market share gains, improved sales product mix, and a higher average rig count from rigs operating primarily in U.S. liquid-rich shale formations which require specialized alloy products.”

Outlook
The Company is focused on executing its organic sales growth strategy for the remainder of 2012 and maintains its annual guidance based on current market conditions and customer business levels.  The monitoring of market drivers including oil and natural gas prices, global rig count, and expected customer energy and infrastructure spending will continue.  The Company is exploring alternatives for refinancing its Senior Secured Notes, focusing on strengthening its balance sheet, and investing in its future.

Conference Call
Edgen Group management will host a webcast and conference call to discuss these financial results on Friday, August 3, 2012 at 11:00 a.m. Eastern time (10:00 a.m. Central time). To access the conference call live over the internet, please log onto Edgen Group’s website, http://www.edgengroup.com, and go to the “Investor Relations” webpage at least fifteen minutes prior to the start time to register, download and install any necessary software. To participate in the conference call, interested parties in the United States may dial 1-877-317-6789 and international parties may dial 1-412-317-6789. To access the conference call, please call at least ten minutes prior to the start time and request conference number 10015719.

For those who are unable to listen to the live call, a replay will be available by dialing 1-877-344-7529 (United States) and 1-412-317-0088 (International) and using the conference number 10015719. A replay of the conference call will also be available at Edgen Group’s website for 90 days following the date the webcast is posted.

About Edgen Group
Edgen Group is a leading global distributor of specialized products and services to the energy sector and industrial infrastructure markets, including steel pipe, valves, quenched and tempered and high yield heavy plate and related components. Edgen Group is headquartered in Baton Rouge, Louisiana. Additional information is available at www.edgengroup.com.

Forward-Looking Statements Disclaimer
This press release contains, and during the conference call referenced in this press release we may make, forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements about our business strategy. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements. Our historical financial information, and the risks and other important factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition, are contained in our filings with the Securities and Exchange Commission (“SEC”), including our prospectus filed with the SEC on April 27, 2012 and in our subsequent filings with the SEC made prior to or after the date hereof. We undertake no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Investor inquiries:
Erika Fortenberry, 225-756-9868
Director of Investor Relations

EDGEN GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED/COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
SALES	$496,499	$415,106	$1,002,329	$742,116
OPERATING EXPENSES:
Cost of sales (exclusive of depreciation and amortization shown below)	437,835	359,917	885,253	644,648
Selling, general and administrative expense	28,406	22,128	51,434	41,856
Depreciation and amortization expense	7,887	8,930	16,125	17,848
Total operating expenses	474,128	390,975	952,812	704,352
INCOME FROM OPERATIONS	22,371	24,131	49,517	37,764
OTHER INCOME (EXPENSE):
Other income - net	167	504	472	1,786
Loss on prepayment of debt	(17,005)	-	(17,005)	-
Interest expense - net	(19,521)	(22,060)	(41,567)	(43,785)
LOSS BEFORE INCOME TAX EXPENSE (BENEFIT)	(13,988)	2,575	(8,583)	(4,235)
INCOME TAX EXPENSE	(165)	1,566	1,139	2,122
NET INCOME (LOSS)	$(13,823)	$1,009	$(9,722)	$(6,357)

NET INCOME (LOSS) ATTRIBUTABLE TO:
Predecessor	$768	$955	$4,858	$(6,417)
Non-controlling interest	(8,517)	54	(8,506)	60
Edgen Group Inc. (from date of IPO to June 30, 2012)	(6,074)	-	(6,074)	-

EDGEN GROUP INC. LOSS PER SHARE*:
Basic and diluted	$(0.35)		$(0.35)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING*:
Basic and diluted	17,213,423		17,213,423

*
Edgen Group Inc. did not have any assets or operations, nor did it have any common stock outstanding prior to the IPO and the Reorganization. Accordingly, the earnings per share and weighted average common shares outstanding shown above are for the period from May 2, 2012 to June 30, 2012 (the period since the IPO and the Reorganization).

EDGEN GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED/COMBINED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$25,399	$26,269
Accounts receivable - net of allowance for doubtful accounts of $2,385 and $2,056, respectively	273,899	261,155
Inventory	411,834	339,371
Prepaid expenses and other current assets	9,488	10,443
Total current assets	720,620	637,238
PROPERTY, PLANT AND EQUIPMENT - NET	45,816	46,647
GOODWILL	23,208	22,965
OTHER INTANGIBLE ASSETS - NET	158,691	172,036
OTHER ASSETS	14,439	21,854
TOTAL ASSETS	$962,774	$900,740

LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES:
Managed cash overdrafts	$7,501	$6,488
Accounts payable	217,799	223,428
Accrued interest payable	26,862	26,982
Current portion of long term debt and capital lease	380	19,244
Accrued expenses and other current liabilities	31,981	31,787
Total current liabilities	284,523	307,929
DEFERRED TAX LIABILITY - NET	3,701	4,544
OTHER LONG TERM LIABILITIES	1,322	783
REVOLVING CREDIT FACILITIES	92,500	37,523
LONG TERM DEBT AND CAPITAL LEASE	521,930	627,078
Total liabilities	903,976	977,857
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Class A common stock; 18,049,227 shares issued and outstanding at June 30, 2012	2	-
Class B common stock; 24,343,138 shares issued and outstanding at June 30, 2012	2	-
Additional paid in capital	164,530	-
Retained deficit	(34,396)	-
Accumulated other comprehensive loss	(10,552)	-
Total stockholders' equity	119,586	-
PREDECESSOR NET DEFICIT:
Net deficit	-	(51,799)
Accumulated other comprehensive loss	-	(25,648)
Total predecessor net deficit	-	(77,447)
NON-CONTROLLING INTEREST	(60,788)	330
Total equity (deficit)	58,798	(77,117)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$962,774	$900,740

EDGEN GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED/COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six months ended June 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,722)	$(6,357)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	16,125	17,848
Amortization of deferred financing costs	2,681	3,148
Non-cash accrual of interest on Seller Note	1,311	1,716
Amortization of discount on long term debt	638	584
Equity-based compensation expense	4,405	1,262
Allowance for doubtful accounts	243	(70)
Provision for inventory allowances and writedowns	750	500
Loss on prepayment of debt	17,005	-
Deferred income tax benefit	(1,100)	(1,314)
Loss (gain) on foreign currency transactions	544	(202)
Unrealized loss (gain) on derivative instruments	444	(158)
Loss (gain) on sale of property, plant and equipment	28	(992)
Changes in operating assets and liabilities:
Accounts receivable	(13,900)	(55,773)
Inventory	(72,719)	(37,576)
Income tax receivable	(1,255)	17,685
Prepaid expenses and other current assets	459	(935)
Accounts payable	(4,623)	56,743
Accrued expenses and other current liabilities	(753)	1,499
Income tax payable	426	2,992
Other	(351)	(213)
Net cash provided by (used in) operating activities	(59,364)	387
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(2,031)	(2,614)
Proceeds from the sale of property, plant and equipment	37	6,270
Net cash provided by (used in) investing activities	(1,994)	3,656
CASH FLOWS FROM FINANCING ACTIVITIES:
Gross proceeds from issuance of Class A common stock in initial public offering	153,862	-
Deferred initial public offering costs	(4,574)	-
Repayment of BL term loan, including prepayment penalty of $8,876	(125,322)	-
Repayment of portion of Seller Note	(10,745)	-
Deferred financing costs	(356)	-
Other principal payments on long term debt and capital lease	(174)	(3,343)
Distributions to owners of Predecessor	(8,605)	(4,952)
Proceeds from revolving credit facilities	404,771	89,548
Payments to revolving credit facilities	(349,840)	(98,548)
Managed cash overdraft	1,017	8,586
Net cash provided by (used in) financing activities	60,034	(8,709)
Effect of exchange rate changes on cash and cash equivalents	454	499
NET CHANGE IN CASH AND CASH EQUIVALENTS	(870)	(4,167)
CASH AND CASH EQUIVALENTS - beginning of period	26,269	62,864
CASH AND CASH EQUIVALENTS - end of period	$25,399	$58,697

EDGEN GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED/COMBINED CONSOLIDATED SEGMENT INFORMATION
 (In thousands)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Sales:
E&I	$255,365	$222,549	$533,040	$408,111
OCTG	241,136	192,619	469,291	334,067
Intersegment sales	(2)	(62)	(2)	(62)
Total sales	$496,499	$415,106	$1,002,329	$742,116

Intersegment sales:
E&I	$-	$-	$-	$-
OCTG	2	62	2	62
Total intersegment sales	$2	$62	$2	$62

Selling, general and administrative expense:
E&I	$17,663	$16,232	$33,224	$31,145
OCTG	7,088	3,335	10,843	6,214
Corporate	3,655	2,561	7,367	4,497
Total selling, general and administrative expense	$28,406	$22,128	$51,434	$41,856

Depreciation and amortization:
E&I	$4,283	$5,303	$8,859	$10,593
OCTG	3,604	3,627	7,266	7,255
Corporate	-	-	-	-
Total depreciation and amortization	$7,887	$8,930	$16,125	$17,848

Income (loss) from operations:
E&I	$13,142	$14,235	$30,454	$21,223
OCTG	12,884	12,457	26,430	21,038
Corporate	(3,655)	(2,561)	(7,367)	(4,497)
Total income (loss) from operations	$22,371	$24,131	$49,517	$37,764

Assets:	June 30, 2012	December 31, 2011
E&I	$574,166	$537,872
OCTG	386,583	362,868
Corporate	2,025	-
Total assets	$962,774	$900,740

Basis of Presentation
On May 2, 2012, we completed an initial public offering (“IPO”) of common stock and were party to a series of transactions (the “Reorganization”).  As a result of the IPO and the Reorganization, we are the parent holding company of Edgen Murray Corporation (“EMC”) and Bourland & Leverich Supply Co. (“B&L”) and have consolidated the results of these businesses with our own. EMC and B&L comprise the historical businesses of Edgen Murray II, L.P. (“EM II LP”) and Bourland & Leverich Holdings LLC (“B&L Holdings”), respectively, which comprise 100% of our E&I and OCTG segments, respectively. The Reorganization has been accounted for as a transaction between entities under common control, as we, EM II LP, EMC, B&L and B&L Holdings have been since July 2010, and continue to be, under the collective common control of affiliates of Jefferies Capital Partners (“JCP”).

We did not own any assets prior to the IPO and the Reorganization. As required by accounting principles generally accepted in the United States of America (“GAAP”) for common control transactions, all assets and liabilities transferred to us as part of the Reorganization were recorded in our financial statements at carryover basis.

For periods prior to the IPO and the Reorganization, the unaudited condensed combined consolidated financial information presented above reflects the Reorganization as if it had occurred on July 19, 2010, the date that EM II LP and B&L Holdings came under the common control of JCP. As such, the periods prior to the IPO reflect the combined assets, liabilities and operations of the historical businesses of EM II LP and B&L Holdings (collectively the “Predecessor”). Because a single direct owner relationship did not exist among the owners of the Predecessor, the net deficit of the Predecessor is shown in lieu of partners’ or shareholders’ deficit for periods prior to the IPO.

For periods subsequent to the IPO and the Reorganization, the unaudited condensed consolidated financial information presented above includes our accounts and those of our majority-owned subsidiaries in which we have a controlling interest, after the elimination of intercompany accounts and transactions. We also consolidate other entities in which we possess a controlling financial interest or in which we have the power to direct the activities that most significantly affect the entities’ performance. Edgen Group Inc.’s shareholders’ equity balance reflects: (i) the allocation of the Predecessor net deficit to Edgen Group Inc.’s equity accounts as a result of the Reorganization; (ii) the proceeds received from the IPO; (iii) the amortization of equity-based compensation since May 2, 2012 (the IPO date); and (iv) our net loss and other comprehensive loss since May 2, 2012.

Earnings per Share
We calculate basic earnings per share by dividing the earnings attributable to Edgen Group by the weighted average number of shares of common stock outstanding during each period, which includes the Class A common stock issued in connection with our initial public offering, restricted stock that has vested and shares that have been purchased through the exercise of vested stock options. Diluted earnings per share amounts include the dilutive effect of stock options (using the treasury stock method as prescribed by GAAP) and other stock awards granted to employees, as well as the exchange of Class B common shares for Class A common shares via the exercise of certain “Exchange Rights” granted to EM II LP and B&L Holdings in connection with the IPO and the Reorganization. The Exchange Rights allow EM II LP and B&L Holdings, the owners of our Class B common stock, to exchange their shares, together with their membership units of our consolidated subsidiary, EDG Holdco LLC (“EDG LLC”), for shares of our Class A common stock on a one-for-one basis (subject to customary conversion rate adjustments for splits, stock dividends and reclassifications), or, at our election, cash.  We adjust the numerator in our diluted earnings per share calculation for the income attributable to non-controlling interest of EDG LLC owned by the holders of our Class B common shares. As the Class B shares are exchanged, the amount of income allocated to Edgen Group will increase and the amount of income allocated to the non-controlling interest holders of EDG LLC will decrease. To date, no Exchange Rights have been exercised.

The following table sets forth the computation of basic and diluted loss per share for the period from May 2, 2012 to June 30, 2012 (the period since the IPO and the Reorganization). Prior to the IPO and the Reorganization, all income or loss generated from our operations was allocated to the Predecessor. Because we historically operated as a series of related partnerships and limited liability companies, and there was no single capital structure upon which to calculate historical earnings per share information, we have not provided a calculation of basic and diluted loss per share for periods prior to the IPO and the Reorganization.

Basic loss per share:
Numerator (in thousands):
Net loss attributable to Edgen Group Inc.	$(6,074)
Denominator:
Class A shares	17,213,423
Basic weighted average common shares outstanding	17,213,423
Basic loss per share	$(0.35)

Diluted loss per share:
Numerator (in thousands):
Net loss attributable to Edgen Group Inc.	$(6,074)
Denominator:
Basic weighted average common shares outstanding	17,213,423
Class A unvested restricted shares	-
Class B shares	-
Class A options (vested and unvested)	-
Diluted weighted average common shares outstanding	17,213,423
Diluted loss per share	$(0.35)

The table below presents the shares that were excluded from our dilutive earnings per share calculation because they were anti-dilutive.

Class A unvested restricted shares	311,317
Class B shares	24,343,138
Class A options (vested and unvested)	1,723,981
Total anti-dilutive shares	26,378,436

Use of Non-GAAP Financial Measures
We use EBITDA and Adjusted EBITDA in our business operations to, among other things, evaluate the performance of our operating segments, develop budgets and measure our performance against those budgets, determine employee bonuses and evaluate our cash flows in terms of cash needs. We find these measures to be useful tools to assist us in evaluating financial performance because they eliminate items related to capital structure, taxes and certain non-cash charges. These Non-GAAP measures, as calculated by us, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these Non-GAAP measures have material limitations as analytical tools, are not a measure of financial performance or liquidity under GAAP and should not be considered in isolation or as an alternative to or superior to GAAP measures such as net income, operating income, net cash flow provided by operating activities or any other measure of financial performance or liquidity calculated and presented in accordance with GAAP. We define EBITDA as net income or loss, plus interest expense, provision for income taxes, depreciation, amortization and accretion expense. We define Adjusted EBITDA as EBITDA plus equity based compensation, loss on prepayment of debt and other income and expense. EBITDA and Adjusted EBITDA are commonly used as supplemental financial measures by management and external users of our financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess: (1) our financial performance without regard to financing methods or capital structures; and (2) our ability to generate cash sufficient to pay interest and support our indebtedness. The table set forth below provides reconciliations of EBITDA and Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

Reconciliation of GAAP net income (loss) to non-GAAP EBITDA and Adjusted EBITDA:

	Three months ended		Six months ended		Year ended	Trailing twelve months ended
	June 30,		June 30,		December 31,	June 30,
	2012	2011	2012	2011	2011	2012
NET INCOME (LOSS)	$(13.8)	$1.0	$(9.7)	$(6.4)	$(4.2)	$(7.5)
Income tax expense	(0.2)	1.6	1.1	2.1	4.1	3.1
Interest expense - net	19.5	22.1	41.6	43.8	86.5	84.3
Depreciation and amortization expense	7.9	8.9	16.1	17.8	35.6	33.9
EBITDA	$13.4	$33.6	$49.1	$57.3	$122.0	$113.8
Loss on prepayment of debt	17.0	-	17.0	-	-	17.0
Equity based compensation	3.7	0.7	4.4	1.3	2.6	5.7
ADJUSTED EBITDA	$34.1	$34.3	$70.5	$58.6	$124.6	$136.5